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                                                                  Exhibit 3.1(b)


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             MASTERCARD INCORPORATED

                             A DELAWARE CORPORATION

              ADOPTED JUNE 28, 2002 (AS AMENDED NOVEMBER 21, 2002)

                                   ARTICLE I

                                     Offices

      Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

      Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

      Section 2. Annual meetings of stockholders shall be held at such date and time as may be fixed by the Board of Directors, at the offices of the Corporation, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, as well as the means of acceptable remote participation, shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

      Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by written request of the Chairman of the Board of Directors or the President and Chief Executive Officer of the Corporation, or by the Secretary of the Corporation upon the written request of at least 33 1/3% of the Board of Directors, or upon the written request of the holders of at least 25% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes of the special meeting, the person or persons calling the special meeting and that the special meeting so called shall be limited to the purpose or purposes set forth in the demand.
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      Section 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in ARTICLE XV of these Bylaws. Such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting, the person or persons calling the meeting and the purpose or purposes for which the meeting is called, as well as the means, if any, of acceptable remote participation as may be determined by the Board of Directors.

      Section 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of at least a majority of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in ARTICLE XV to each stockholder of record entitled to vote at the adjourned meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of a quorum at the meeting.

      Section 7. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person, by proxy or by such means, if any, of remote communication as may be determined by the Board of Directors. Except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation, any matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present, subject to any limitations of the voting power of stockholders imposed by the terms of the Certificate of Incorporation.

      Section 8. Any action required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by registered or certified mail, return receipt requested.

      Section 9. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of
(iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of


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stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE III

                                 Share Ownership

      Section 1. As of the close of business, New York time, on the last day of the three-year period (the "Transition Period") beginning on the first business day of the fiscal quarter following the Closing Date (as defined in the Share Exchange and Integration Agreement by and among the Corporation, MasterCard International Incorporated and Europay International S.A., dated as of February 13, 2002, (as amended, modified, supplemented or restated from time to time, the "Integration Agreement")), each outstanding share of Class B Common Stock of the Corporation, $.01 par value per share (a "Class B share"), other than any Class B shares that constitute ec Picto Stock (as defined in the Integration Agreement), shall automatically be converted into one share of Class A Common Stock of the Corporation, $.01 par value per share (a "Class A share"). All Class A shares shall then be reallocated among the holders of Class A shares in accordance with the terms and subject to the conditions set forth in Sections 1.4(b) and 1.4(d) of the Integration Agreement. In connection with any reallocation of Class A shares, any stockholder whose ownership of Class A shares is reduced as a result of the reallocation will transfer the excess number of Class A shares to the Corporation, which shall then deliver Class A shares to any stockholder that is entitled to an additional number of Class A shares as a result of the reallocation.

      Section 2. For purposes of these Bylaws, the Global Proxy Calculation shall be calculated for each successive 12-month period beginning on the first day of the Transition Period; provided, however, that for Global Proxy Calculations for periods ending after the second anniversary of the end of the Transition Period, the Board of Directors may elect to use the Corporation's fiscal year as the basis for the Global Proxy Calculation. The Global Proxy Calculation for each stockholder of MasterCard International Incorporated shall be equal to the sum obtained by adding (A) .25 multiplied by a fraction, the numerator of which is such stockholder's Gross Dollar Volume (GDV) and the denominator of which is the Corporation's Gross Dollar Volume (GDV) attributable to all stockholders of the Corporation, plus (B) .25 multiplied by a fraction, the numerator of which is such stockholder's Gross Acquiring Volume (GAV) and the denominator of which is the Corporation's Gross Acquiring Volume (GAV) attributable to all stockholders of the Corporation, plus (C) .50 multiplied by a fraction, the numerator of which is the sum of (1) the Revenues Paid by such stockholder to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by the stockholder to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, and the denominator of which is the sum of (1) the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to all matters other than travelers cheque programs, plus (2) two times the Revenues Paid by all stockholders to the Corporation and its consolidated subsidiaries relating to travelers cheque programs, in each case for the applicable period. No Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) shall be attributable to travelers cheque programs for purposes of the Global Proxy Calculation. The Board of Directors may fix a record date for the purposes of determining those stockholders of record whose Gross Dollar Volume (GDV), Gross Acquiring Volume (GAV) and Revenues Paid shall be included in determining a Global Proxy Calculation for a particular period, which record date shall not be more than 30 days prior to the end of any such period. Only actual, as opposed to estimated, Gross Dollar Volume (GDV) and Gross Acquiring Volume (GAV) and Revenues Paid information will be used in determining the Global Proxy Calculation for each stockholder.



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The Corporation, acting through relevant employees selected by the Chief
Executive Officer from time to time, shall compute the Global Proxy Calculation for each stockholder for each applicable 12 month period and provide written notice to each stockholder of the results of such computation within 120 days after the end of the 12-month period to which the computation relates. The Corporation's computation of the Global Proxy Calculation shall be considered final and binding on all stockholders unless the Board of Directors determines that an error was made in the computation, in which case the Corporation's computation shall be corrected in accordance with the directions of the Board of Directors.

"Gross Dollar Volume" means processed and non-processed issued Volumes (including domestic and international retail purchases, cash transactions, convenience checks, on-us transactions, intra-processor transactions, local use only transactions and balance and commercial funds transfers) that occur as a result of one or more of (A) a transaction involving any one of the Corporation's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation's brands, as determined by the Corporation.

"Gross Acquiring Volume" means processed and non-processed acquired Volumes (including domestic and international retail purchases, cash transactions, on-us transactions, intra-processor transactions and local use only transactions) that occur as a result of one or more of (A) a transaction involving any one of the Corporation's brands (e.g., MasterCard(R), Eurocard(R), Maestro(R), Cirrus(R) and ec Picto(R)) or (B) a non-MasterCard branded transaction involving a card which includes any one of the Corporation's brand logos as well as other payment brand logos, provided that such other payment brands are not in direct competition with any of the Corporation's brands, as determined by the Corporation.

"Revenues Paid" for any period means, with respect to a particular stockholder, all revenues of the Corporation on a consolidated basis, calculated in accordance with U.S. GAAP, that are generated by the activities of that stockholder, other than (1) any fees or other charges associated with the termination of that stockholder's membership in MasterCard International Incorporated, (2) Integration Assessments (as defined in Section 4(d) of Article VI of the Bylaws of MasterCard International Incorporated) paid by that stockholder, (3) other assessments, fees and charges paid by that stockholder in its capacity as a member of MasterCard International Incorporated if those assessments, fees or charges were imposed on less than all of the members of MasterCard International Incorporated (except for assessments, fees and charges pertaining to business development, ordinary course of business and other matters deemed to be includable by the management of MasterCard International Incorporated in its sole discretion) and (4) fines and penalties paid by that stockholder (except as determined in the sole discretion of the management of MasterCard International Incorporated).

"card fee assessment" means a bona fide, non de minimis fee expressed as a fixed amount in connection with a card.

"volume-based assessment" means a bona fide, non de minimis assessment typically expressed as a percentage of the Gross Dollar Volume (GDV) or Gross Acquiring Volume (GAV) associated with a particular type of transaction.

"Volumes" means the following four types of volumes in the specified percentages:

            a. Type 1 shall include 100% of all (1) volumes on cards that include a MasterCard(R) brand logo and that are subject to volume-based assessments or card fee assessments, (2) Maestro(R) and Cirrus(R) processed debit volumes and (3) Maestro(R) and Cirrus(R) debit volumes that are


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subject to volume-based assessments, so long as Maestro(R), a Permitted Purse
Brand and/or Cirrus(R) is the sole acceptance brand on the card.

            b. Type 1A shall include 75% of all ec Picto(R) volumes and other similar debit volumes that in each case have been converted to Maestro(R) volumes so long as Maestro(R), a Permitted Purse Brand and/or Cirrus(R) is the sole acceptance brand on the card and the card is subject to card fee assessments.

            c. Type 2 shall include the following percentages of all volumes for regional debit brands owned (or in the case of the initial allocation of shares to be owned) solely by the Corporation on cards that include a Maestro(R) and/or Cirrus(R) logo; provided that such cards are subject to volume-based assessments or card fee assessments; and provided, further, that for calculations for the last year of the Transition Period through the year ending on the second anniversary of the end of the Transition Period, there is a binding written commitment to remove all acceptance brand logos, other than the Maestro(R) brand logo, the Cirrus(R) brand logo or a Permitted Purse Brand logo, on the cards not later than the fifth anniversary of the first fiscal quarter beginning after the fiscal quarter in which the Closing Date occurs:

                  (i) 40% of such volumes for the last year of the Transition Period;

                  (ii) 30% of such volumes for the year ending on the one-year anniversary of the end of the Transition Period;

                  (iii) 20% of such volumes for the year ending on the two-year anniversary of the end of the Transition Period; and

                  (iv) 10% of such volumes for subsequent years.

            d. Type 3 shall include 1% of (i) volumes for regional debit brands not owned by the Corporation on cards that include a Maestro(R) and/or Cirrus(R) brand logo and are subject to volume-based assessments or card fee assessments and (ii) volumes for balance and commercial funds transfers relating to cards that are subject to volume-based assessments or card fee assessments.

In determining the proportionate share of each stockholder of Europe of (i) the European Regional Proxy Amount (as defined in the Integration Agreement) for purposes of the reallocation contemplated by Section 1.3 of the Integration Agreement and (ii) the European Regional Proxy Amount for each year of the Transition Period other than the last year of the Transition Period, ec Picto(R) Volumes shall be accorded a weighting of 10% (unless those volumes satisfy the criteria of Type 1A or Type 2 Volumes, in which case those volumes shall be accorded the weighting contemplated by those Types, as appropriate). Thereafter, ec Picto(R) Volumes shall be accorded the weighting determined in accordance with the definitions of the Types of Volumes described above.

For each Global Proxy Calculation, all Volumes described above will be included in calculating Gross Dollar Volume and Gross Acquiring Volume whether those Volumes are assessed directly or the cards to which they relate are subject to card fee assessments of the type contemplated by the applicable type of Volume. In addition, for each Global Proxy Calculation performed prior to the expiration of the Transition Period, Volumes of the types described above will be included even if they are not subject to volume-based or card fee assessments.



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"Permitted Purse Brand" means a brand representing a stored value application that is permitted to be used by members of MasterCard International Incorporated under the Bylaws and Rules of MasterCard International Incorporated.

For purposes of determining the Global Proxy Calculation, the conversion of Euros into U.S. dollars will be based on the average exchange rate during the twenty-day period ending on the day prior to the applicable measurement date (the "Prevailing Exchange Rate"), provided that during the Transition Period and for two years thereafter, the Prevailing Exchange Rate shall be $.9565 U.S. = 1 Euro for so long as 1 Euro is not less than $.9065 U.S. and not greater than $1.0065 U.S. (the "Currency Conversion Band"). In the event that the Prevailing Exchange Rate does not fall within the Currency Conversion Band, the currency conversion rate to convert Euros to U.S. Dollars will be $.9565 adjusted by the difference between such Prevailing Exchange Rate and the upper/lower limit of the Currency Conversion Band, as applicable.

For purposes of determining the Global Proxy Calculation during the Transition Period and for the two years thereafter, amounts denominated in the currency of a country within the Europe Region (as defined in the Integration Agreement) other than the Euro shall be converted into Euros and subsequently converted into U.S. dollars in accordance with the previous paragraph.

Class A shares and Class B shares may be held only by Class A members of MasterCard International Incorporated and, with the prior approval of the Board of Directors, their Designated Affiliates. A Designated Affiliate of a Class A member is an Affiliate (as defined in the Certificate of Incorporation) of the Class A member to whom the Class A member transfers its stock in the Corporation in order to satisfy applicable regulatory requirements that prohibit the Class A member from holding stock in the Corporation.

No fractional shares of Class A Stock or Class B Stock shall be issued or delivered by the Corporation, and any fractional share interests shall be rounded in such manner as the management of the Corporation shall determine in its sole discretion.

      Section 3. During the Transition Period, no shares may be sold, transferred, pledged, hypothecated or assigned (including any assignment of the right to receive shares) except that (i) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the acquirer of its card portfolio in connection with a transfer by a stockholder of all or substantially all of such stockholder's card portfolio, (ii) if a stockholder that was a principal member becomes an affiliate member of another principal member, such stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to the principal member with whom it becomes affiliated, (iii) if a stockholder that was a principal member and had one or more affiliate members ceases to be a principal member and one or more of its affiliate members thereupon become principal members, such stockholder may sell, transfer, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to such former affiliate members, (iv) if a stockholder is prohibited by applicable regulatory requirements from holding stock in the Corporation, such stockholder may sell transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Designated Affiliate so long as the Board of Directors has given its prior approval to the transaction; and (v) a stockholder may sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, all, but not less than all, of its shares to a Class A member that is an affiliate of such stockholder so long as the Board of Directors has given its prior approval to the transaction; provided, however that for the purposes of this clause (v), the term "affiliate" shall be deemed to mean any parent company that directly or indirectly owns 80% or


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more of the voting power and economic interests in such stockholder, and any entity of which such stockholder or any of such parents owns 80% or more of the voting power and economic interests. If, during the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), such stockholder's shares in the Corporation shall be transferred to the Corporation from such stockholder at a cost to the Corporation equal to the aggregate par value of the shares transferred to the Corporation, effective as of the first business day after the date such stockholder's membership in MasterCard International Incorporated was terminated. If, following the expiration of the Transition Period, a stockholder ceases to be a member of MasterCard International Incorporated (voluntarily or otherwise), the Corporation shall have the right, in its sole discretion, to elect to direct such stockholder to transfer to the Corporation for cash all of such stockholder's shares for an amount equal to the book value of such stockholder's shares based on the Corporation's financial statements most recently filed with the U.S. Securities and Exchange Commission. The Corporation shall make such election by delivering a written notice to such stockholder within 20 days after such stockholder's membership in MasterCard International Incorporated was terminated. If the Corporation makes such election, then the Corporation shall deliver the payment price in cash to such stockholder within 20 days after delivering its written election notice. Upon delivery of the payment price, all of such stockholder's rights as a stockholder of the Corporation shall immediately cease. In the event that the Corporation does not make such election, such stockholder will be required to comply with the procedures set forth in Section 4.

      Section 4. An entity that became or becomes a Class A member of MasterCard International Incorporated from and after January 1, 2001 until the end of the Transition Period shall be eligible to be allocated Class A shares as of the end of the Transition Period based upon its Global Proxy Calculation in accordance with such procedures as may be determined by the Board. From and after the end of the Transition Period, each stockholder shall be free to sell, transfer, pledge, hypothecate or assign (including any assignment of the right to receive shares), as applicable, its shares to any person permitted to hold such shares. Following the expiration of the Transition Period, each stockholder must maintain an ownership percentage of the Corporation's outstanding common stock that is no less than 75% and no more than 125% of the percentage represented by such stockholder's most recent Global Proxy Calculation by purchasing or selling shares, if necessary, in accordance with procedures to be established by the Board of Directors within 12 months after receiving notice from the Corporation that such stockholder is not in compliance with this section. If a stockholder holds shares as the result of a transfer made pursuant to clauses (iv) or (v) of the first sentence of Article III, Section 3 of these Bylaws, then the percentage ownership test described in the preceding sentence shall be calculated based upon the aggregate Global Proxy Calculation of the stockholder and the Class A member(s) that transferred shares to the stockholder. If a stockholder is unable to satisfy the requirement that it own no more than 125% of the percentage represented by such stockholder's most recent Global Proxy Calculation, the selling stockholder shall be obligated to accept the highest price offered to such stockholder for such number of shares of Common Stock as is necessary to enable such stockholder to satisfy such requirement.

      Section 5. The Board of Directors shall establish procedures for the purchase or sale of shares following the expiration of the Transition Period.

                                   ARTICLE IV

                               Board of Directors

      Section 1. The business of the Corporation will be managed by the Board of Directors, which may exercise all of the powers of the Corporation and do all lawful acts and things as are not


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(i) by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders or (ii) specifically delegated as provided in these Bylaws.

      Section 2. a. The Board of Directors shall consist of such number of persons, as shall be determined by the Board of Directors from time to time. The Board of Directors initially shall consist of 18 persons.

            b. Each Director shall be an officer of a member institution of MasterCard International Incorporated or an individual otherwise uniquely qualified to provide guidance as to the Corporation's affairs. During the Transition Period, one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation's Europe region, as defined in the Integration Agreement ("Europe"), one-third of the total number of Directors shall be officers of stockholders of the Corporation or member institutions from the Corporation's U.S. region, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders of the Corporation or member institutions from the Corporation's other regions in accordance with the percentage of the Corporation's outstanding stock owned by the stockholders of each such region; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III,
Section 3 of these Bylaws shall be disregarded. After the Transition Period, the President and Chief Executive Officer shall be a Director and the remaining Directors shall be apportioned among officers of stockholders from the Corporation's regions in accordance with the percentage of the Corporation's outstanding stock owned by the stockholders of each such region, subject to Article EIGHTH of the Certificate of Incorporation; provided, however, that in calculating the percentage of outstanding stock owned by the stockholders of each region, transfers of shares made pursuant to clauses (iv) or (v) of the first sentence of ARTICLE III, Section 3 of these Bylaws shall be disregarded. As used in these Bylaws, the phrase "entire Board of Directors" shall mean the total number of directors, other than honorary members of the Board of Directors (if any), that the Corporation would have if there were no vacancies.

      Section 3. There shall not be more than two representatives from any one Class A member of MasterCard International Incorporated, including its Affiliates and its affiliate members of MasterCard International Incorporated that are sponsored by such Class A member, on the Board of Directors.

      Section 4. No individual may serve as a Director of the Corporation or of any regional board if that individual also is a director (including a regional board director), officer or other employee of or consultant to a competitor of the Corporation, or if that individual is a director, officer or other employee of or consultant to an institution that is represented on the global board of directors or U.S. regional board of directors of a competitor. For this purpose, a competitor of the Corporation is an entity that owns and/or operates a payment card program competitive with the Corporation's comparable card programs, as determined by the Corporation, and that is not itself a stockholder of the Corporation.

      Section 5. During the Transition Period, the regional president of Europe and, if approved by the Board of Directors, one officer of the Corporation other than the President and Chief Executive Officer, shall serve as honorary members of the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote.

      Section 6. The Corporation's Nominating Committee will consider and nominate individuals to serve as Directors of the Corporation for approval by the Corporation's stockholders at the annual meeting of stockholders based upon proposals made by each regional board of the Corporation.


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In the event of a disagreement between a regional board and the Corporation's
Nominating Committee with respect to a nominee(s) from that region, the chairman of the regional board and the Corporation's Nominating Committee shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the Corporation's Nominating Committee shall present its recommended slate of Directors to the Board of Directors and shall advise the Board of Directors of any disagreement with respect to the nominees from any specific region. The Board of Directors shall make the final determination with respect to any dispute regarding a nominee for Director from a region.

      Section 7. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors.

      Section 8. The term of any Director who, after election to the Board of Directors of the Corporation, subsequently fails to meet the requirements of Sections 2, 3 or 4 of this ARTICLE IV or Article EIGHTH of the Corporation's Certificate of Incorporation, shall terminate automatically at the time that the Director so failed to qualify; provided, however, that the Board of Directors may appoint that terminated Director to fill the vacancy caused by the termination until the next annual meeting of stockholders unless such termination resulted from the failure to satisfy the requirements of Section 4 of this ARTICLE IV or Article EIGHTH of the Corporation's Certificate of Incorporation.

      Section 9. A vacancy in the Board of Directors, by reason of an increase in the number of Directors or by reason of the death, resignation, removal or termination of the term of a director, may be filled by the Board of Directors in a manner consistent with the requirements of Sections 2, 3, and 4 of this
ARTICLE IV and Article EIGHTH of the Corporation's Certificate of Incorporation. Each Director shall hold office until a successor is elected and qualified, or until the Director's earlier death, resignation, removal or automatic termination of his term. A Director may resign at any time by written notice to the Corporation addressed to the President and Chief Executive Officer or the Secretary.

                                    ARTICLE V

                       Meetings of the Board of Directors

      Section 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Section 3 of this ARTICLE V.

      Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

      Section 3. Special meetings of the Board of Directors, whether to be held in person or by telephone or similar communications equipment, may be called by the Chairman of the Board of Directors or the President and Chief Executive Officer on at least five days' notice to each Director and shall be called by the Chairman or the President and Chief Executive Officer upon the written request of not less than 33 1/3% of the entire Board of Directors; provided, however, that any special meeting of the Board of Directors called to consider a matter that requires immediate action of the Board of Directors may be called on at least 24 hours' notice if the matter does not require the approval of greater than a simple majority of the Directors.

      Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in ARTICLE XV of these Bylaws and shall state the purpose or purposes, place, date and hour of the meeting.

      Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as provided in Sections 1 and 2 of ARTICLE VI below, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of Directors, then a majority of the Directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a Director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him or her during his or her participation shall be deemed taken at the meeting. The place of any meeting held by means of conference telephone or similar communications equipment pursuant to this Section 5 will be deemed to be the place stated in the notice thereof so long as at least one Director or, as the case may be, one committee person, is present at that place at the time of that meeting.

      Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, who are entitled to vote, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of that committee.

                                   ARTICLE VI

                             Special Voting Matters

      Section 1. The following actions shall require approval of at least 75% of the Directors present at a meeting at which a quorum is present:

            a. any modification to Section 2b of ARTICLE IV of these Bylaws; and

            b. any modification to this Section 1.

      Section 2. The following actions shall require approval of at least 66 2/3% of the Directors present at a meeting at which a quorum is present:

            a. Establishing or eliminating regional boards;

            b. any modification to the RGO (Regional, Global and Operations) planning, budgeting and reporting methodology;

            c. any modification to the overall size of the Board of Directors referred to in Section 2a of ARTICLE IV of these Bylaws;

            d. any issuance of Class A Shares or Class B Shares in excess of the number of shares to which a stockholder would be entitled under the Global Proxy Calculation;

            e. any decision to overrule a decision taken by a regional board that was permitted to be taken in accordance with Section 6 of ARTICLE VII of these Bylaws;

            f. any decision to overrule a recommendation made by the Debit Advisory Board that was permitted to be taken in accordance with Section 4 of
ARTICLE IX of these Bylaws; and

            g. any modification to this Section 2.

                                   ARTICLE VII

                         Regional Boards and Management

      Section 1. The Board of Directors may establish or designate in accordance with Section 2a of ARTICLE VI, one or more bodies to act as regional boards of directors and exercise those powers and authorities delegated to them by the Board of Directors of the Corporation or MasterCard International Incorporated. The general purpose of each regional board is to manage the Corporation's brand and product strategies on a regional level. The regional boards shall not be boards of any incorporated entity. The initial powers and authorities of the Corporation's regional boards are set forth below in Section 4.

      Section 2. Initially, there will be six regional boards: Asia/Pacific; Canada; Europe; Latin America; Middle East/Africa; and the United States. Each region shall have corporate staff responsible for all activities within the region, including, without limitation, coordination and support of member programs within the region. The members of each regional board shall be elected by the stockholders of that region.

      Section 3. Each regional board shall establish an annual regional budget for the following year, which budget shall provide sufficient funds to (i) vigorously promote the Corporation's brands and fund the other regional programs, initiatives and activities and (ii) fund the region's assignment of centrally managed expenses. The method of funding the regional budgets will be by assessments and other fees (including, without limitation, transaction and operations fees) paid to the Corporation or its consolidated subsidiaries. If budgeting authority has not been delegated to a regional board in a particular region, the annual budget for that region shall be reviewed and approved by the Board of Directors of the Corporation. The Corporation's entire annual budget incorporating all regional budgets shall be submitted to the Board of Directors for its approval no later than 30 days prior to the fiscal year to which it applies. In its review of the Corporation's entire annual budget, the Board of Directors shall, among other things, ensure that each final regional budget provides for the appropriate level of expenses assigned to the region and the level of expenditures necessary to appropriately support the Corporation's brands and programs in that region and an appropriate method of funding such expenses.

      Section 4. Each regional board shall have the authority to manage the following activities, and any other activities that the Board of Directors may delegate from time to time, within its region, provided that (i) such activities shall affect and apply only to the affairs of the regional members licensed, and applicants for a license, within such region and to transactions taking place entirely within such region and then only with respect to MasterCard(R), Cirrus(R) and Maestro(R) payment products (other than travelers cheques), services, programs and activities and (ii) such activities have not otherwise been delegated to the management of the Corporation:

            a. MEMBERSHIP. Review all completed applications for membership in MasterCard International Incorporated submitted by entities headquartered in the specific region. The regional board also shall have the power and authority to act upon any requests from regional members of MasterCard International Incorporated regarding change of membership status (other than termination) and class of membership. Only the Board of Directors of the Corporation or MasterCard International Incorporated shall have the right to terminate a member's membership in MasterCard International Incorporated and license or license to participate in MasterCard(R), Cirrus(R) and Maestro(R); however, the regional boards shall have the right to recommend such terminations to the Board of Directors of the Corporation.

            b. FINES AND DISCIPLINARY ACTIONS. Power and authority to (1) establish and approve fines and disciplinary actions for intraregional violations of the Corporation's or MasterCard International Incorporated's bylaws, rules, policies or procedures by regional members of MasterCard International Incorporated within the specific region and (2) recommend terminations of such regional members of MasterCard International Incorporated to the Board of Directors of the Corporation.

            c. ANNUAL EXPENSE BUDGET. Power and authority and obligation to approve an annual budget for the specific region within the time frames needed to approve the entire annual budget of the Corporation. Such regional budget shall comply with the practices, policies and procedures of the Corporation and MasterCard International Incorporated.

            d. ASSESSMENTS AND FEES. Power, authority and obligation to fix, impose and collect assessments and fees from regional members of MasterCard International Incorporated within the specific region in order to fund the region's budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

            e. SURPLUS FUNDS. Power and authority to determine the distribution of a portion of any revenues in excess of budgeted amounts in any year, provided that such distribution is consistent with the Corporation's reinvestment policy for excess funds then in effect or such other amount as agreed with the President and Chief Executive Officer of the Corporation.

            f. ADDITIONAL FUNDING. Power and authority to levy additional assessments, fees or both upon regional members of MasterCard International Incorporated within the region for the purpose of generating additional funds above budgeted revenue in order to fund regional initiatives not provided for in the region's annual budget. This power shall extend to interregional transactions in which a regional member of MasterCard International Incorporated is involved.

            g. INTRAREGIONAL INTERCHANGE FEES. Power and authority to approve intraregional interchange fees, subject to applicable regulatory requirements.

            h. INTRAREGIONAL OPERATING RULES. Power and authority to adopt intraregional variances to the Corporation's operating rules, policies and procedures that apply to MasterCard(R), Cirrus(R) and Maestro(R), to the extent they apply only to members of MasterCard International Incorporated of a specific region and their transactions effected wholly within a specific region, which rules, policies and procedures cover the standards and procedures governing how a specific transaction is initiated and processed, and how any related disputes are resolved. Such rules may not have any effect, intended or unintended, outside the region.

            i. INTRAREGIONAL PRODUCT AND ENHANCEMENT DEVELOPMENT. Power and authority to approve intraregional products and enhancement services involving the creation and ongoing management of new regional payment vehicles and enhancement services that add value to new and existing products.

            j. AFFINITY AND CO-BRANDING RULES. With respect to MasterCard(R), Cirrus(R) and Maestro(R) branded products only, the power and authority to approve specific affinity and co-branding rules for the card programs of members of MasterCard International Incorporated within the specific region.

            k. REGIONAL BOARD PROCESSES. Obligation to establish the procedures and requirements for managing the regional board and its activities, which shall be set forth in the regional board rules and shall include quorum requirements, minimum vote requirements and the creation and seating of committees.

      Section 5. The delegation of the powers and authorities upon the regional boards as described in this ARTICLE VII, and the delegation of any other powers or authorities that may be delegated upon one or more regional boards by the Corporation's Board of Directors from time to time, is conditioned upon compliance by the regional board with all applicable laws and all of the requirements set forth in the Corporation's Certificate of Incorporation, rules and regulations, these Bylaws and MasterCard International Incorporated's certificate of incorporation, bylaws and membership and licensing rules and regulations, and any other policies of the Corporation or MasterCard International Incorporated, including the rules and regulations applicable to Cirrus(R) and Maestro(R). Such delegated power and authority may not be delegated by the regional boards. Management of the Corporation shall establish the processes supporting the regional boards in their exercise of such delegated power and authority.

      Section 6. Any decision of a regional board, to the extent such decision is within the scope of power and authority delegated to such regional board by the Board of Directors of the Corporation, shall be effective unless and until the Board of Directors of the Corporation, in accordance with Section 2 of
ARTICLE VI, determines otherwise, provided that the approval or adoption of any action, rule or policy that could be expected, in the reasonable judgment of the Board of Directors of the Corporation, to have an effect in more than one region or that in the reasonable judgment of the Board of Directors of the Corporation is inconsistent with a published policy, practice or strategy of the Corporation, shall not become effective (or shall be declared ineffective if already in effect) unless and until such action, rule or policy has been ratified by the Board of Directors of the Corporation. Only the Corporation's management shall be authorized to enter into a business arrangement with a stockholder or a member of MasterCard International Incorporated that it can be reasonably be determined will relate to activities that will be conducted in, or have an effect in, more than one region, subject to any parameters as may be determined by the Board of Directors. Nothing contained in this Section 6 shall be construed to limit the authority of the Board of Directors of the Corporation to revoke or amend the power and authority delegated upon the regional boards.

      Section 7. Each region shall have a regional president selected by the President and Chief Executive Officer of the Corporation, subject to the concurrence of the regional board. In the event of a disagreement between a regional board and the President and Chief Executive Officer of the Corporation with respect to a nominee for regional president, the chairman of the regional board and the President and Chief Executive Officer of the Corporation shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the President and Chief Executive Officer of the Corporation shall present his recommendation for regional president to the Board of Directors and shall advise the Board of Directors of any disagreement with respect to such selection. The Board of Directors shall only approve the selection of the President and Chief Executive Officer upon the affirmative vote of two-thirds of the entire Board of Directors with respect to any dispute regarding the President and Chief Executive Officer's disputed selection for a regional president. Each regional president shall report to the President and Chief Executive Officer of the Corporation or such other member or members of the Corporation's management as the President and Chief Executive Officer of the Corporation may determine. Each regional president shall assist the Corporation's Board of Directors and management and the regional board in implementing the decisions and policies of the Corporation's Board of Directors and management and the regional board (within the scope of power and authority delegated by the Corporation's Board of Directors) that affect the region. Notwithstanding anything herein to the contrary, during the Transition Period, the regional president for Europe shall report only to the President and Chief Executive Officer of the Corporation and shall be a member of the Corporation's Global Executive Management Group. Any termination of a regional president by the President and Chief Executive Officer of the Corporation shall require the concurrence of the regional board, which shall not be unreasonably withheld.

                                  ARTICLE VIII

                                   Committees

      Section 1. The Board of Directors may designate from among its members an Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and other committees to serve at the pleasure of the Board of Directors.

            a. EXECUTIVE COMMITTEE. The Executive Committee, if formed, shall comprise the Chairman of the Board of Directors, the Vice Chairmen of the Board of Directors, the President and Chief Executive Officer (for so long as he or she is a Director of the Corporation) and such other number of Directors as the Board of Directors shall establish from time to time so that the composition of the Executive Committee generally reflects the regional composition of the Corporation's stockholders. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except that it will not have the power or authority to approve or recommend an amendment to the Corporation's Certificate of Incorporation or an agreement or plan of merger or consolidation, to recommend the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend the dissolution of the Corporation or a revocation of dissolution, to amend these Bylaws or to take any action that would require the affirmative vote of greater than a simple majority of the members of the Board of Directors present at a meeting at which a quorum is present.

            b. AUDIT COMMITTEE. The Audit Committee, if formed, shall comprise such number of Directors as the Board of Directors may appoint to it. The Audit Committee will be responsible for reviewing the reports of the Corporation's auditors and for performing such other duties as are assigned to it by the Board of Directors.

            c. NOMINATING COMMITTEE. The Nominating Committee shall comprise such number of Directors as the Board of Directors may appoint to it. In selecting Directors to serve on the Nominating Committee, the Board of Directors shall seek to include individuals representing stockholders that conduct business in multiple regions of the world, as well as individuals representing stockholders that reflect the regional composition of the Corporation's stockholders, and shall include representation from each region representing greater than 20% of the most recent Global Proxy Calculation. Beginning with the second year of the Debit Advisory Board the Nominating Committee will be responsible for annually nominating a slate of persons to serve as Directors and members of the Debit Advisory Board for approval by the Board of Directors as described in Article IX. In addition, the Nominating Committee may fill vacancies in the Debit Advisory Board that occur between annual elections of the Debit Advisory Board as described in Article IX. In addition, the Nominating Committee may recommend individuals to serve on the standing committees. In making nominations, the Nominating Committee will seek, consistent with the qualifications required of Directors and committee members, to give the stockholders in each geographic region reasonable representation, taking into account, among other things, the number of shares of the Corporation's stock owned by the stockholders in each region.

            d. COMPENSATION COMMITTEE. The Compensation Committee, if formed, shall comprise such number of Directors as the Board of Directors may elect to it. The Compensation Committee may be responsible for fixing the compensation of the elected officers of the Corporation and approving any employee incentive programs. The compensation of all other employees will be fixed by the Corporation's President and Chief Executive Officer (subject to the oversight of the Board of Directors).

            e. Any other committees, to the extent formed, shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.

      Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, notice requirements for meetings of committees shall be the same as notice requirements for meetings of the Board of Directors. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other).

      Section 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

                                   ARTICLE IX

                              Debit Advisory Board

      Section 1. For an intended term of three years, the Corporation shall have a Debit Advisory Board which will be responsible for providing advice to the Board of Directors in the following areas:

            a. the development and expansion of the Corporation's debit programs globally;

            b. global program and brand strategies, policies, rules and technology standards for the Corporation's debit programs consistent with the standards for the Corporation's other products set by the Board of Directors; and

            c. the performance and evaluation of the Corporation's Debit Brand Management Group (or other group within the Corporation performing similar functions).

For purposes of these Bylaws, the term "debit programs" shall mean the issuance and acceptance of ATM and point-of-sale electronic payment devices that access deposit accounts owned by an issuing member of MasterCard International Incorporated under a trademark and/or service mark owned or managed, directly or indirectly, by the Corporation or one of its subsidiaries.

      Section 2. Beginning on or after the two-year anniversary of the creation of the Debit Advisory Board, the Board of Directors shall review the performance of the Debit Advisory Board and consider, in its sole discretion, whether, and on what terms, to continue the Debit Advisory Board, with the understanding that it is the intent of the Corporation that the Debit Advisory Board will continue for a third year.

      Section 3. During the first year of the existence of the Debit Advisory Board, the Debit Advisory Board shall be comprised of the members of the Board of Directors of Maestro International Incorporated in effect upon the date of adoption of these Bylaws. The Nominating Committee will nominate individuals to serve as members of the Debit Advisory Board beginning with the second year of the Debit Advisory Board for approval by the Board of Directors. In selecting nominees for service on the Debit Advisory Board, the Nominating Committee will give due consideration to representatives from key stockholders of the Corporation that support the Corporation's debit products, as measured by the Global Proxy Calculation. Prior to presenting such nominations, the Nominating Committee shall seek recommendations for candidates for the Debit Advisory Board from the regional boards and shall duly consider all such recommendations. In the event of a disagreement between a regional board and the Nominating Committee with respect to a nominee(s) from that region, the chairman of the regional board and the Nominating Committee shall attempt to resolve the dispute through direct consultation. If no resolution is reached promptly, the Nominating Committee shall present its recommended slate of Debit Advisory Board members and shall advise the Board of Directors of any disagreement with respect to the nominees from any specific region. The Board of Directors shall make the final determination with respect to any dispute regarding a regional nominee. A vacancy in the Debit Advisory Board that occurs in between annual elections of the Debit Advisory Board, by reason of death, resignation or subsequent non-eligibility of a member of the Debit Advisory Board, may be filled by the Nominating Committee. A Debit Advisory Board member may resign at any time by written notice to the Chief Debit Officer of the Corporation or the Secretary of the Debit Advisory Board.

      Section 4. Any recommendation of the Debit Advisory Board, to the extent such recommendation is within the scope of power and authority delegated to the Debit Advisory Board by the Board of Directors of the Corporation and is not inconsistent with a published policy, practice or procedure, shall be effective unless and until the Board of Directors of the Corporation, in accordance with
Section 2(f) of ARTICLE VI, overrules such recommendation.

                                    ARTICLE X

                                    Officers

      Section 1. Subject to the provisions of Section 1(a) below regarding the election and term of the Chairman of the Board of Directors, the Board of Directors shall, annually at its first meeting following the annual meeting of stockholders, elect a Chairman of the Board of Directors from among its members, a President and Chief Executive Officer and a Secretary; and the Board of Directors may at that meeting, and thereafter, elect a Chairman Emeritus, up to two Vice-Chairmen of the Board of Directors, a Chief Operating Officer, a Treasurer and such other officers as it may from time to time deem advisable. Except as prohibited by law, any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice-Chairmen, if any, and the President and Chief Executive Officer need be a Director of the Corporation.

            a. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be elected to an initial term of two years and shall be eligible to be reelected annually thereafter. The Chairman of the Board of Directors shall preside at all meetings of the members of the Board of Directors and shall perform such other duties as are properly assigned to him by the Board of Directors.

            b. THE VICE-CHAIRMEN OF THE BOARD OF DIRECTORS. The Board of Directors may elect up to two Vice-Chairmen of the Board of Directors. The Vice-Chairmen shall have such powers assigned to them by the Chairman or by the Board of Directors. In the absence of the Chairman, the Chairman shall designate one of the Vice-Chairmen to preside at meetings of the Board of Directors.

            c. THE CHAIRMAN EMERITUS. The Corporation may have a Chairman Emeritus who shall be elected by the Board of Directors and shall be entitled to receive notice of all meetings of the Board of Directors and shall be permitted to attend and participate in all meetings of the Board of Directors, but shall not be entitled to vote. The Chairman Emeritus must have retired as an officer of a member of MasterCard International Incorporated while serving as a member of the Board of Directors of the Corporation and must have served as Chairman of the Board of Directors of the Corporation for at least two years.

            d. THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Corporation shall have a President who also shall be the Chief Executive Officer of the Corporation. The President shall have general overall supervision of all business of the Corporation and shall have such powers and duties as usually pertain to such office or as may be assigned to him by the Board of Directors. In the absence of the Chairman and the Vice-Chairmen, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors.

            e. THE CHIEF OPERATING OFFICER. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors. The Chief Operating Officer shall report directly to the President and Chief Executive Officer and shall have such responsibilities as shall be assigned from time to time by the President and Chief Executive Officer.

            f. THE TREASURER. The Corporation may have a Treasurer who shall be elected by the Board of Directors. The Treasurer shall have the care and custody of all moneys and securities of the Corporation. He or she shall cause to be entered in records to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the Corporation. He or she shall make and sign such reports, statements and documents as may be required by him of the Board of Directors or by the laws of the United States, the State of Delaware or any other state or country, and shall perform such other duties as usually pertain to such office or as may be assigned to him by the Board of Directors. The Treasurer shall be bonded in the manner and amount prescribed by the Board of Directors. The reports and records of the Treasurer shall be audited as of the end of each fiscal year and at such other times as the Board of Directors may direct by independent certified public accountants selected by the Board of Directors or by a committee of members designated by the Chairman of the Board of Directors with the approval of the Board of Directors.

            g. THE SECRETARY. The Corporation shall have a Secretary who shall be elected by the Board of Directors. The Secretary shall issue notices of meetings of stockholders and of the Board of Directors when such notices are required by law or these Bylaws. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and keep the minutes thereof. He or she shall affix the Corporation's seal to such instruments as require the seal and shall perform such other duties as usually pertain to such office or as may be assigned to her/him by the Board of Directors or as may otherwise be provided for in these Bylaws.

      Section 2. Subject to the provisions of Section 1(a) above regarding the election and term of the Chairman of the Board of Directors, each officer shall be elected by the Board of Directors and shall hold office until the earliest of such individual's death, resignation, removal or the first meeting of the Board of Directors following the next annual meeting of stockholders. Any officer may be removed at any time, either with or without cause, by the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

      Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President and Chief Executive Officer. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

      Section 4. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

      Section 5. In the event of an absence or illness of any officer, or for any other reason that the Board of Directors or the President and Chief Executive Officer may deem sufficient, the Board of Directors or the President and Chief Executive Officer may temporarily assign the powers and duties of that officer to any other officer or to any Director.

      Section 6. The compensation of the elected officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees of the Corporation shall be fixed by the President and Chief Executive Officer (subject to the oversight of the Board of Directors). All employee incentive programs shall be approved by the Board of Directors or a committee thereof.

                                   ARTICLE XI

                             Certificates for Shares

      Section 1. In the discretion of the Board of Directors, the shares of stock of the Corporation may be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board of Directors, or the President and Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and bearing any legends as may be prescribed by the Certificate of Incorporation or otherwise.

      Section 2. In the event that the shares of stock of the Corporation are not represented by certificates, the name, address and number and class of shares owned by each stockholder shall be set forth in the books and records of the Corporation, as such may be amended from time to time by the Corporation to reflect any change in the name, address and/or number or class of shares owned by each stockholder.

      Section 3. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or she or it were that officer, transfer agent or registrar at the date of issue.

      Section 4. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

      Section 5. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

      Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

                                   ARTICLE XII

                                 Indemnification

      Section 1. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

      Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by Delaware law.

      Section 3. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this ARTICLE, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

      Section 4. Any indemnification under Sections 1 and 2 of this ARTICLE (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the Board of Directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee or such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion or (4) by the stockholders.

      Section 5. Expenses (including attorneys' fees) incurred by any director, officer, employee or agent in defending a civil, criminal, administrative or investigative action, suit or proceeding, or


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threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this ARTICLE. Such expenses (including attorney's fees) incurred by a former director, officer, employee or agent may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

      Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this ARTICLE shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE.

      Section 8. References in this ARTICLE to "the Corporation" will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this ARTICLE with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      Section 9. For purposes of this ARTICLE, references to "other enterprises" will include employee benefit plans; references to "fines" will include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE.

      Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 11. Except as specifically permitted by applicable law, no person who is or was a director, officer, employee, agent or member of any committee of the Corporation shall be indemnified in any way if such person has brought the action or proceeding against the Corporation, its directors, officers, employees, agents or any committee of the Corporation.



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      Section 12. The provisions of this ARTICLE will be deemed retroactive and will include all acts of the directors, officers, employees or agents of the Corporation since the date of incorporation.

                                  ARTICLE XIII

                               General Provisions

      Section 1. The corporate seal shall be circular in form with the words "MasterCard Incorporated" around the outer margin and the words and figures "CORPORATE SEAL 2001 DELAWARE" in the center and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

      Section 2. The fiscal year of the Corporation shall be the calendar year.

      Section 3. The symbol of the Corporation will be the word "MasterCard" superimposed across a red circle overlapping a yellow circle in the form adopted by the Board of Directors as the corporate symbol of the Corporation.

      Section 4. As used in these Bylaws, the term "card" means a device, complying with the specifications set forth in the rules and regulations of MasterCard International Incorporated, which may be used to pay for goods and/or services and to obtain cash through access of the cardholder's credit, charge or depositary account with the issuer of the cards.

      Section 5. As used in these Bylaws, the phrase "published policy" is one that has been disseminated by bulletin, letter or other form of written or electronic communication to, at least, the stockholders and/or the Class A members of MasterCard International Incorporated that, along with their affiliate members, if any, are affected by such policy.

      Section 6. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE XIV

                                   Amendments

      Section 1. The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors at any meeting of the Board of Directors at which a quorum is present, or by action without a meeting if all of the Directors consent in writing to that action, may adopt, amend or repeal any provision of these Bylaws, except that (i) any amendment or repeal of Section 1 of ARTICLE VI shall require the affirmative vote of at least 75% of the Directors present at a meeting at which a quorum is present, (ii) any amendment or repeal of Section 2 of ARTICLE VI shall require the affirmative vote of at least 66 2/3% of the Directors present at a meeting at which a quorum is present and (iii) any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation's Certificate of Incorporation.

      Section 2. The stockholders, by the affirmative vote of a majority of the votes cast at any meeting of the stockholders at which a quorum is present or by action without a meeting in accordance with these Bylaws, may adopt, amend or repeal any provision of these Bylaws; provided, however, that


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any amendment or repeal of Section 2 of ARTICLE III shall be subject to the terms and conditions of Article EIGHTH of the Corporation's Certificate of Incorporation.

                                   ARTICLE XV

                                     Notices

      Section 1. To the extent permitted by applicable law, any notice to a stockholder may be given personally, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or by electronic transmission. A notice will be deemed given when actually given in person; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the stockholder at such stockholder's address, facsimile number, electronic mail address or telex number as it appears on the records of stockholders or at such other address, facsimile number, electronic mail address or telex number as the stockholder may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by a posting on electronic network together with separate notice to the stockholder of such specific posting, shall be deemed given upon the later of (A) such posting and (B) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to the stockholder.

      Section 2. Any notice to a Director may be given personally, by telephone, by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality or electronic transmission to such Director's residence or usual place of business. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; three business days after delivery to a courier service; or on the fifth business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number, electronic mail address or telex number or at such other address, facsimile number, electronic mail address or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent. Notice given by any form of electronic transmission shall be deemed given when directed to the Director.

      Section 3. Any person may waive notice of any meeting by signing a written waiver or by electronic transmission, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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